UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                        Date of Report: May 4, 2010
                     (Date of Earliest Event Reported)



                         REGENT TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)


          Colorado                 000-09519                84-0807913
(State or other jurisdiction (Commission File No.) (IRS Employer or ID #) of incorporation)


                       5646 Milton Street, Suite 722
                           Dallas, Texas  75206
                 (Address of principal executive offices)


                              (214) 507-9507
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[     ]     Written communications pursuant to rule 425 under the Securities
            Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
            Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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On May 7, 2010,  Regent Technologies, Inc.  (the  "Registrant") filed a  Current
Report on Form 8-K reporting the agreement between Regent GLSC Technologies, Inc. and Healthcare of Today, Inc. for the sale of certain assets. This Current Report on Form 8-K/A amends the referenced Form 8-K and is filed for the purpose of describing the effect of the Healthcare of Today, Inc. agreement relative to the Regent GLSC Technologies, Inc. Series A Preferred Stock and holders thereof.

Item 1.02   Entry into a Material Definitive Agreement


Effective May 4, 2010, Regent GLSC Technologies, Inc. ("RGLSC" or "Company"), a subsidiary of the Registrant, and Healthcare of Today, Inc. ("Healthcare") have executed a stock purchase agreement (the "Agreement") whereby Healthcare will acquire the Company's 30,570 shares of Series A Preferred Stock of MacuCLEAR, Inc. Under the terms of the Agreement, a share of preferred stock is scheduled to receive a cash distribution of $10.10 and 0.21044 shares of Healthcare common stock valued at $12 per share. The Company has accepted a note payable for the stated consideration which is due on June 30, 2010. Upon maturity, the Company will receive a cash payment of $308,807 and 6,427 shares of Healthcare common stock valued at $77,125. Healthcare is completing a public offering for the acquisition of MacuCLEAR and other entities. If the public offering is for less than $12.00 per share, then additional shares of Healthcare will be issued. Failure by the buyer to satisfy all terms and conditions for the acquisition may result in the Company's rescission of the Agreement.

The holders of the Regent GLSC Technologies, Inc. Series A Preferred Stock are beneficial owners of 95,858 shares of MacuCLEAR Inc. Series A Preferred Stock. Upon maturity of the note payable from Healthcare, these investors will receive a distribution of cash and shares of Healthcare stock with a combined value of $1,210,485. This distribution plus the issuance of new restricted common stock to the investors equal to approximately 10% of the outstanding stock of RGLSC will constitute a redemption of the RGLSC Series A Preferred Stock.

Healthcare of Today, Inc. was incorporated in California in 2008 as a holding company focused on developing and acquiring vertically-integrated companies that offer diversified services, primarily within the healthcare industry. With more than thirty (30) subsidiaries, they operate in five core sectors: Biotechnology, Healthcare Staffing, Nurse Education, Senior Healthcare Services and Senior Care Facilities. They maintain a web site at www.healthcareoftoday.com.

Forward-Looking Statements

This Form 8-K includes statements that may constitute "forward-looking" state-ments, usually containing the words "believe," "estimate," "project," "expect," "anticipate" or similar expressions. These statements are made pursuant to the to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.






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                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  May 12, 2010

                               REGENT TECHNOLOGIES, INC.


                               By: /s/ David A. Nelson
                                   ---------------------------------------------
                                       David A. Nelson
                                       President and Chief Executive Officer